Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-230449, 333-237952, 333-248751, 333-251851, and 333-259300 on Form S-3 and Registration Statement Nos. 333-196007, 333-201048, 333-202830, 333-204770, 333-204771, 333-209997, 333-216652, 333-223624, 333-230278, 333-233804, 333-237077, 333-254831, and 333-255967 on Form S-8 of our report dated March 29, 2022, relating to the financial statements of SCYNEXIS, Inc. appearing in this Annual Report on Form 10-K of SCYNEXIS, Inc., for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

March 29, 2022